SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                           Date of Report:

                           October 9, 1997


                            DESIGNS, INC.
                            -------------
        (Exact Name of registrant as specified in its charter)


          Delaware              0-15898           04-2623104
          --------              -------           ----------
(State or other jurisdiction  (Commission        (IRS Employer
    of incorporation)          File Number)    Identification No.)


  66 B Street, Needham, Massachusetts                  02194
  -----------------------------------                  -----
(Address of principal executive offices)             (Zip Code)


                            (781) 444-7222
                            --------------
         (Registrant's telephone number, including area code)


Item 5.   Other Events

     On October 6, 1997, the Board of Directors of Designs, Inc. (the "Company") approved an amendment (the "First Amendment") to the Company's Shareholder Rights Agreement dated May 1, 1995 (the "1995 Agreement"). The 1995 Agreement, as amended by the First Amendment, is hereinafter referred to as the "Rights Agreement." The following description of the terms of the First Amendment and the Rights
Agreement does not purport to be complete and is qualified in it entirety by reference to the First Amendment (which accompanies this Current Report as an exhibit hereto) and the 1995 Agreement (which was previously filed with the Securities and Exchange Commission on May
19, 1995 as Exhibit 4.1 to the Company's Current Report on Form 8-K dated as of May 1, 1995).

     The purpose of the First Amendment is to amend the definition of an "Acquiring Person." The definition of such term now allows a person who is and continues to be permitted to file a Schedule 13G, in lieu of Schedule 13D, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, to be the beneficial owner of less than 20% of the shares of the Company's Common Stock, $0.01 par value ("Common Stock"), then outstanding without becoming an "Acquiring Person."
A person who is so permitted to file a Schedule 13G, in lieu of a
Schedule 13D, is hereinafter referred to as a "Schedule 13G Filer."

     Pursuant to the terms of the Rights Agreement, the Company distributed one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record as of the close of business on May 15, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of on one-thousandth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of $56.00 per Unit, subject to adjustment.

     The Company previously disclosed that the Rights, initially, are not exercisable and are attached to all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from shares of Common Stock and will become exercisable upon the earliest of: (i) the close of business on the tenth business day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% (or, in the case of a person who is a Schedule 13G Filer, 20%) or more of the outstanding shares of Common Stock, (ii) the close of business on the tenth business day (or such other business day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock, or
(iii) the determination by the Board of Directors that any person is an "Adverse Person" (as defined in the Rights Agreement).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit 4.1 First Amendment, dated as of October 6, 1997, to Shareholder Rights Agreement dated as of May 1, 1995, between Designs, Inc. and BankBoston, N.A., as Rights Agent, successor to The First National Bank of Boston, N.A.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DESIGNS, INC.



Date:  October 9, 1997             By: /s/ Joel H. Reichman
                                       ____________________________
                                       Joel H. Reichman, President
                                        and Chief Executive Officer